UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     June 26, 2007

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

Drawdown under $100,000,000 Credit Agreement

On June 29, 2007, Cano Petroleum, Inc. (“Cano”) increased its aggregate borrowings under its currently existing $100,000,000 Credit Agreement (the “Credit Agreement”) among Cano Petroleum, Inc., as borrower, and Union Bank of California, N.A. and Natixis, as lenders, to $33.5 million.  The interest rate on the amount borrowed fluctuates based on the LIBOR rate plus the applicable margin which ranges from 1.75% - 2.50% based on the utilization level.  The interest rate on June 29, 2007 was 7.57%.  No principal is due until November 29, 2009.  The interest payment dates are July 16, 2007, July 18, 2007 and July 30, 2007.  If the $33.5 million principal is not repaid on those dates, the term and the interest rate of the applicable borrowing may be modified with the term being up to 12 months from the aforementioned dates with interest payments being due at least every 90 days thereafter.

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

Resignation of Dr. Jim Underwood as a Director

On June 26, 2007, Dr. Jim Underwood, a director of Cano, announced his resignation as a director effective June 29, 2007.

Form of Restricted Stock Award Agreement

Attached hereto as Exhibit 10.1 is Cano’s Form of Restricted Stock Award Agreement to be used in connection with grants of restricted stock pursuant to the 2005 Long-Term Incentive Plan.  The names of individual participants, the number of shares of restricted stock granted to any individual, the date of individual grant and the vesting requirements, if any, for each individual grant will be determined at the time of each grant in accordance with the terms of the 2005 Long-Term Incentive Plan.

Until shares of restricted stock are vested and no longer subject to forfeiture, the participant is not permitted to sell, transfer, pledge or assign such shares.  However, beginning on the date of grant of restricted stock, the participant is permitted to vote such shares of restricted stock.

Form of Nonqualified Stock Option Agreement

Attached hereto as Exhibit 10.2 is Cano’s Form of Nonqualified Stock Option Agreement to be used in connection with grants of stock options pursuant to the 2005 Long-Term Incentive Plan.  The names of individual participants, the number of shares of common stock available to any individual upon exercise of a stock option, the exercise price of the options, the date of individual grant and the vesting requirements, if any, for each individual grant will be determined at the time of each grant in accordance with the terms of the 2005 Long-Term Incentive Plan.  The exercise period under the option agreement will expire immediate preceding the 10th anniversary of the date of grant.

Item 9.01.              Financial Statements and Exhibits.

(d)                                 Exhibits

10.1           Form of Restricted Stock Award Agreement.

10.2           Form of Nonqualified Stock Option Agreement

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.
Date: July 2, 2007
	By:	/s/ Morris B. Smith
Morris B. Smith
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Award Agreement
10.2	Form of Nonqualified Stock Option Agreement